EXHIBIT 21 - SUBSIDIARIES





SUBSIDIARY - DOING BUSINESS AS               STATE OF INCORPORATION


Earth Care Products of America, Inc. (inactive)       Florida
Earth Care Products of Tennessee, Inc.                Florida
Earth Care Products of the Midwest, Inc.              Florida
Earth Care Products of New Jersey, Inc. (inactive)    Florida
Clean Earth, Inc.                                     Delaware
Clean Earth of New Castle, Inc.                       Delaware
Delaware Improvement Corp. (inactive)                 Delaware
Clean Earth In-Situ (inactive)                        Delaware
Recycled Plastics Industries, Inc.                    Wisconsin
Advanced Remediation and Disposal Technologies, Inc.  Pennsylvania
Environmental Specialty Products, Inc.                California
Integrated Technical Services, Inc.                   New Jersey
Enviroplastics Corporation                            Massachusetts
Mixed Design Methods, Inc.                            Pennsylvania
Carteret Biocycle Corporation                         Delaware
Interstate Industrial Corp./ USPL Joint Venture       New Jersey